UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

Outbrain Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street

New York, NY 10011

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 859-8594

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

Effective August 9, 2021, Kathryn (Kate) Taneyhill Jhaveri joined the Board of Directors (the “Board”) of Outbrain Inc. (the “Company”). Ms. Taneyhill Jhaveri will serve as a Class I director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders.

Ms. Taneyhill Jhaveri, age 47, has since 2019 been Executive Vice President and Chief Marketing Officer of the National Basketball Association (NBA) where she leads global marketing, research and analytics and is responsible for driving revenue, commerce and brand growth for the NBA, NBA G League and NBA 2K League globally. From 2017 to 2019, Ms. Taneyhill Jhaveri served as the Chief Marketing Officer of Twitch Interactive, a subsidiary of Amazon.com, Inc. (Nasdaq: AMZN). Between 2013 and 2016, Ms. Taneyhill Jhaveri was Head of Consumer Marketing at Twitter, Inc. (NYSE: TWTR). Prior to 2013, Ms. Taneyhill Jhaveri was Head of Brand Marketing at Facebook, Inc. (Nasdaq: FB) and spent seven years at Microsoft Corporation (Nasdaq: MSFT) overseeing the marketing communications team for Windows, Internet Explorer and Bing.com. Ms. Taneyhill Jhaveri holds a BA from College of the Holy Cross and an MBA from Dartmouth College’s Tuck School of Business.

Ms. Taneyhill Jhaveri was selected to serve on our board of directors because of her strong marketing and operational expertise as well as extensive experience with advertisers and advertising.

The Board has determined that Ms. Taneyhill Jhaveri is independent under the rules of The Nasdaq Stock Market LLC. Ms. Taneyhill Jhaveri will serve on the Compensation Committee of the Board.

Ms. Taneyhill Jhaveri’s compensation will be consistent with that of other non-employee directors paid by the Company to its non-employee directors and generally as described under “Director Compensation” in the Company’s prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) dated July 22, 2021.

There are no arrangements or understandings between Ms. Taneyhill Jhaveri and any other person pursuant to which she was selected as a director, and there are no transactions related to the Company in which Ms. Taneyhill Jhaveri has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Additionally, in connection with her appointment, Ms. Taneyhill Jhaveri will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1, as amended, filed with the SEC on June 29, 2021 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2021, the Company issued a press release announcing Ms. Taneyhill Jhaveri’s appointment. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated August 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.

Date: August 9, 2021	By:	/s/ Yaron Galai
		Name:	Yaron Galai
		Title:	Co-Chief Executive Officer

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